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                                                                     EXHIBIT 3.2

                                   RESTATED
                         CERTIFICATE OF INCORPORATION

                                      OF

                            PARADIGM GENETICS, INC.

                        Adopted in accordance with the
                           provisions of Section 245
            of the General Corporation Law of the State of Delaware
            -------------------------------------------------------

  Paradigm Genetics, Inc., a Delaware corporation, hereby certifies as follows:

  1. The name of the corporation is Paradigm Genetics, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was March 10, 2000 and amended April 24, 2000.

  2. This Restated Certificate of Incorporation restates and integrates and does not further amend the provisions of the Certificate of Incorporation of said corporation, there is no discrepancy between those provisions and the provisions of this restated certificate of incorporation, and this restated certificate of incorporation was duly adopted pursuant to resolutions adopted by the Board of Directors and Stockholders of the corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

  3. The text of the Certificate of Incorporation is hereby restated to read in its entirety as follows:

     FIRST: The name of the corporation (hereinafter called the "Corporation") is

                                 PARADIGM GENETICS, INC.

     SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

     THIRD: The nature of the business to be conducted and the purposes of the Corporation are: to engage in any lawful act or activity or carry on any business for which corporations may be organized under the Delaware General Corporation Law or any successor statute.

     FOURTH:

     A. The total number of shares of all classes of stock which the Corporation shall

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have authority to issue is Fifty Five Million Three Hundred Fifty Three Thousand
One Hundred Ninety Eight (55,000,000), consisting of:

        (i) 50,000,000 shares of Common Stock, One Cent ($0.01) Par Value per share (the "Common Stock");

        (ii) 5,000,000 shares of Preferred Stock, One Cent ($0.01) Par Value per share (the "Preferred Stock").


     B. Common Stock.  The holders of the Common Stock are entitled to one vote
        ------------
for each share held; provided, however, that, except as otherwise required by
                     --------  -------
law or set forth in any Preferred Stock designation, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation relating to Preferred Stock).

     C. Preferred Stock. The shares of Preferred Stock may be issued from time
        ---------------
to time in one or more series, the shares of each series to have such designations, preferences, relative rights, and powers, including voting powers (or qualifications, limitations or restrictions thereof) as are stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation. This paragraph is intended to afford to the Board of Directors the maximum authority permitted under Section 151(g) of Delaware General Corporation Law.

        1. INCREASING PREFERRED STOCK. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock designation.

        2. NO REISSUANCE OF SERIES PREFERRED STOCK. No share or shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     FIFTH:  Reserved.

     SIXTH:  Reserved.

     SEVENTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition,

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limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the By-Laws of the Corporation as in effect from time to time, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     B. The directors of the Corporation need not be elected by written ballot unless the By-Laws so provide.

     C. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and not by written consent.

     D. Special meetings of the stockholders may only be called by the Board of Directors.

     EIGHTH: A. Subject to the rights of the holders of shares of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors.

     B. Subject to the rights of the holders of shares of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the Board of Directors of the Corporation shall be divided into three classes, with the term of office of the first class to expire at the 2001 annual meeting of stockholders or any special meeting in lieu thereof, the term of office of the second class to expire at the 2002 annual meeting of stockholders or any special meeting in lieu thereof, and the term of office of the third class to expire at the 2003 annual meeting of stockholders or any special meeting in lieu thereof. At each annual meeting of stockholders or any special meeting in lieu thereof, directors elected to succeed those directors whose terms expire, other than directors elected by the holders of any series of Preferred Stock, shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

     C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director and not by the stockholders.

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  D.  Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation.

  E. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the outstanding shares of capital stock then entitled to vote at an election of the directors. A director may be removed for cause only after a reasonable notice and opportunity to be heard by the stockholders.

  NINTH: The Board of Directors is expressly empowered to adopt, amend or repeal By-Laws of the Corporation. Any adoption, amendment or repeal of the By-Laws of the Corporation by the Board of Directors shall require the approval of a majority of the entire Board of Directors. The stockholders shall also have power to adopt, amend or repeal the By-Laws of the Corporation; provided, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the By-Laws of the Corporation.

  TENTH: A. To the fullest extent permitted by the Delaware General Corporation Law as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors and officers and to any person who is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, if such person was or is made a party to or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan; provided, that except with respect to proceedings to enforce rights to indemnification or as is otherwise required by law, the Corporation shall not be required to indemnify, and advance expenses to, any director, officer or other person in connection with a proceeding (or part thereof) initiated by such director, officer or other person, unless such proceeding (or part thereof) was authorized by the Board of Directors.

  B. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article TENTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or


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otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

  C. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article TENTH.

  D. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article TENTH shall, unless otherwise specified when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. No repeal or amendment of this Article TENTH shall adversely affect any rights of any person pursuant to this Article TENTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

ELEVENTH: No director shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director; provided that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 or successor provisions of the Delaware General Corporation Law; or
(iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. All references in this Article ELEVENTH to a director shall also be deemed to refer to any such director acting in his or her capacity as a Continuing Director (as defined in Article THIRTEENTH).

TWELFTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the Delaware General Corporation Law and all rights conferred upon stockholders are granted subject to this reservation; provided that, in addition to the vote of
                                     --------
the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least eighty percent (80%) of the voting power of all of the

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then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision to the Corporation's Certificate of Incorporation, or any provision inconsistent with, Articles SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH and this Article TWELFTH of this Certificate of Incorporation.

THIRTEENTH:   The Board of Directors is expressly authorized to cause the
Corporation to issue rights pursuant to Section 157 of the DGCL and, in that connection, to enter into any agreements necessary or convenient for such issuance, and to enter into other agreements necessary and convenient to the conduct of the business of the Corporation. Any such agreement may include provisions limiting, in certain circumstances, the ability of the Board of Directors of the Corporation to redeem the securities issued pursuant thereto or to take other action thereunder or in connection therewith unless there is a specified number or percentage of Continuing Directors then in office. Pursuant to Section 141(a) of the DGCL, the Continuing Directors shall have the power and authority to make all decisions and determinations, and exercise or perform such other acts, that any such agreement provides that such Continuing Directors shall make, exercise or perform. For purposes of this Article THIRTEENTH and any such agreement, the term, "Continuing Directors," shall mean (1) those directors who were members of the Board of Directors of the Corporation at the time the Corporation entered into such agreement and any director who subsequently becomes a member of the Board of Directors, if such director's nomination for election to the Board of Directors is recommended or approved by the majority vote of the Continuing Directors then in office or (2) such members of the Board of Directors designated in, or in the manner provided in, such agreement as Continuing Directors.


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IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President and Chief Executive Officer this ____ day of April, 2000.

                                  PARADIGM GENETICS, INC.



                                  By: _____________________________________
                                  John. A. Ryals
                                  Its President and Chief Executive Officer

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